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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-168538) pertaining to the RealD Inc. 2004 Amended and Restated Stock Incentive Plan and the RealD Inc. 2010 Stock Incentive Plan, of our report dated June 9, 2011, with respect to the consolidated financial statements and schedule of RealD Inc. included in this Annual Report (Form 10-K) for the year ended March 25, 2011.

                      /s/ Ernst & Young LLP

Los Angeles, California
June 9, 2011

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM